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                                                                       EXHIBIT 3

                                 June 15, 1998



          Reference is made to the Agreement and Plan of Merger dated as of the date hereof among United Rentals, Inc., a Delaware Corporation (the "Company"), UR Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Sub"), and U.S. Rentals, Inc., a Delaware corporation ("USR") (the "Merger Agreement").

          AYR, Inc., a California Corporation ("AYR"), USR and the Company hereby agree that the Registration Rights Agreement dated as of February 20, 1997 between USR and AYR shall be terminated effective at the Effective Time (as defined in the Merger Agreement) and all rights and liabilities thereunder or related thereto shall be replaced and superseded by the Registration Rights Agreement, attached as Exhibit F to the Merger Agreement between the Company and the Holders (as defined in such Agreement) dated as of the Closing Date.

          This letter agreement cannot be amended, waived or terminated by one party without the prior written consent of the other parties hereto.

                              Sincerely,

                              AYR, INC.


                              By: _________________________
                                  Name:
                                  Title:

                              U.S. RENTALS, INC.


                              By: _________________________
                                  Name:
                                  Title:

                              UNITED RENTALS, INC.


                              By: __________________________
                                  Name:
                                  Title: